UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 14, 2008
MACKINAC FINANCIAL CORPORATION
(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)
(Exact name of registrant as specified in its charter)

MICHIGAN	0-20167	38-2062816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN	49854

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Mackinac Financial Corporation (the “Corporation”) is pleased to announce the settlement of a shareholder derivative action lawsuit. The Corporation will receive approximately $3.5 million after payment of attorneys’ fees and expenses. This derivative action was initiated in July 2003 with the Corporation named as a nominal defendant and ultimate beneficiary. Attached to this filing as Exhibit A, is a copy of the “Notice of Settlement of Derivative Action” which will be mailed to all shareholders of the Corporation. This notice provides additional information concerning the settlement.
Shareholders of the Corporation have until April 28, 2008, to file objections related to the settlement with the court. The final hearing of the settlement is scheduled for May 1, 2008. The settlement would then be disbursed, 30 days later, on or about June 1, 2008.

(c) Exhibits
The following exhibit is furnished herewith:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

Exhibit 99.1	Notice of Settlement of Derivative Action

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: April 14, 2008	By:	/s/ Ernie R. Krueger
Ernie R. Krueger
EVP/CFO

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

Exhibit 99.1	Notice of Settlement of Derivative Action